EXHIBIT B

                             ASSIGNMENT OF PATENTS


       WHEREAS, I, JAMES A. NETT, a citizen of the United States of America, with an address of 7949 South I-35 Service Road, Oklahoma City, OK 73149, am the inventor and holder of Letters Patent of the United States that have been assigned numbers 4,730,866 and 4,838,602 by The United States Patent and Trademark Office on March 15, 1989 and June 13, 1989, respectively, and entitled "PICKUP BED TONNEAU COVER MOUNTING"; and

       WHEREAS, LUND INTERNATIONAL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, and having its principal office located at 911 Lund Boulevard, Anoka, MN 55303, ("Lund") is desirous of acquiring the entire interest in the same.

       NOW, THEREFORE, Be It Known that in consideration of the loan evidenced by that certain Interim Loan Agreement between Lund and Innovative Accessories, Inc., dated November 7, 1995, and for other good and valuable consideration, the receipt of which is hereby acknowledged, I, James A. Nett, have sold, assigned and transferred, and do hereby sell, assign and transfer unto said Lund, the entire right, title and interest, both legal and equitable, in and to the same above identified Letters Patent to be held and enjoyed by Lund, for its own use and for its legal representatives and assigns, to the full end of the term of the Interim Loan Agreement, dated November 7, 1995 between Lund and Innovative Accessories, Inc., and the subsequent Working Capital Loan Agreement between Lund and Innovative Accessories, Inc. which said Letters Patent are granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

       Signed at Oklahoma City, Oklahoma, this 7th day of November, 1995.


                                                  /s/ James A. Nett
                                                  James A. Nett
                                                  7949 South I-35 Service Road
                                                  Oklahoma City, OK 73149


STATE OF OKLAHOMA
                                              ss
COUNTY OF OKLAHOMA

       On this 7th day of November 1995, before me, a Notary Public for and within the County aforesaid, personally appeared JAMES A. NETT, to me known and known to me to be the person described in the foregoing Assignment, and he acknowledged to me that he executed the same as his free act and deed.

(SEAL)                                            /s/ Rhonda Clark
                                                  Notary Public